Item 26. Exhibit (e) i.

Individual Life Insurance Application Part 1A

The Insurer identified below will be referred to herein as the “Company” Massachusetts Mutual Life Insurance Company 1295 State Street, Springfield, Massachusetts 01111-0001

A	Underwriting Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Underwriting method (Select one): ☐ Guaranteed Issue ☐ Full Underwriting ☐ Simplified Underwriting

B	Owner Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Owner type (Select one):

☐ Employer ☐ Trust (a signed Certification of Trust Agreement is required) ☐ Other

2.	Owner name:

a. Trustee(s) name(s) (If applicable):

b. Date of Trust (If applicable):

3.	Owner address:

Attention to (Name and Title):

No. and Street:

City & State or Country, ZIP/Postal Code:

4.	Is the Owner a publicly traded corporation? ☐ Yes ☐ No

5.	Taxpayer Identification Number (EIN):

6.	Nature of business:

C	Employer Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :
Complete this section only if Employer is different than Owner. Otherwise, skip to section D – Proposed Insured Information.

1.	Employer name:

2.	Employer address:

Attention to (Name and Title):

No. and Street:

City & State or Country, ZIP/Postal Code:

3.	Taxpayer Identification Number (EIN):

4.	Nature of business:

D	Proposed Insured Information : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Proposed Insured(s) (Select one): ☐ As indicated on Part 1B(s) ☐ As listed on attached Census

2.	Have all Proposed Insureds been actively at work on a full-time basis for the Employer or its affiliate(s) during the 90 days prior to the date of signing this Application Part 1A? If No, explain in section J – Additional Information. . . . . . . . . . . . . . . . . . . . .	☐ Yes	☐ No

“Actively at work” means working full time at a rate of at least 30 hours per week with no hospitalization, and no absence due to illness or accident of more than 5 consecutive business days or a cumulative total of 7 days.

3.	Are any Proposed Insureds employed by another employer? If Yes, provide name/address of employer, title and job description in section J – Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes	☐ No

4.	Are any Proposed Insureds currently receiving or applying to receive disability compensation?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes	☐ No

5.	Is every Proposed Insured a citizen and resident of the U.S.? If No, explain for any non-U.S. citizen or non-U.S. resident in section J – Additional Information. . . . . . . . .	☐ Yes	☐ No
MassMutual Financial Group is a marketing name for Massachusetts Mutual Life Insurance Company (MassMutual) and its affiliated companies and sales representatives.

ICC16A3900	Individual Life Insurance Application Part 1A – 0616	page 1 of 5

E	Life Insurance Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Permanent plan (Select one):

☐ Flexible Premium Variable Life Insurance	☐ Other (Indicate product):

2.	Death Benefit Option (Select one):

☐ Option 1 - Selected Face Amount

☐ Option 2 - Selected Face Amount plus Account Value

☐ Option 3 - Selected Face Amount plus Sum of Premiums Paid (If applicable)

3.	Definition of Life Insurance Test (Select one): ☐ Cash Value Accumulation Test ☐ Guideline Premium Test

4. Policy date (mm/dd/yyyy):

5.	Rider Options (If applicable):

☐ Term Rider (Select one):

☐	As indicated on attached Census or Application Part 1B	☐	Percentage of Total Selected Face Amount:	%

☐ Waiver of Monthly Charges Rider

☐ Cash Value Enhancement Rider

☐ Other (Specify):

For questions 6 & 7, provide the allocation of premium among Insureds in the Application Part 1B(s) or supporting documentation.

6. Planned Initial Premium (or replacement amount): $

7.	Planned Recurring Premiums (Select one and enter premium amount):

☐ Annual: $

☐ Semi-Annual: $

☐ Quarterly: $

☐ Single Premium only

☐ Other (Specify):

8.	Will the policy(ies) be a Modified Endowment Contract (MEC) at the time of issue? If Yes, complete a Modified Endowment Contract Notice and Acknowledgement. ☐ Yes ☐ No

F	Variable Life Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Has the Owner received a prospectus for the policy(ies) being applied for? . . . . . . . . . . . . .	☐ Yes ☐ No

If Yes, give date shown on the prospectus:

2.	Does the Owner understand that:

a.	The death benefit and the duration of insurance may be variable or fixed under the specified conditions? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..	☐ Yes ☐ No

b.	The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account (there are no minimum guarantees as to the variable account value)? . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes ☐ No

c.	The fixed account value of the policy earns interest at a rate no less than a minimum specified rate? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .	☐ Yes ☐ No

3.	In view of the above, does the Owner believe that this policy will meet his/her needs and financial objectives? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .	☐ Yes ☐ No

G	Beneficiary Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Beneficiary (Death benefit proceeds will be paid in one sum unless otherwise requested):

  Beneficiary (Select one):    ☐  Owner   ☐  Other

  If Other, complete the fields below, otherwise skip to section H – Replacement Information.

Full legal name:

Mailing address:

Phone number:	( ) -

Date of Trust (mm/dd/yyyy):	TIN (SSN/ITIN/EIN):

ICC16A3900	Individual Life Insurance Application Part 1A – 0616	page 2 of 5

H	Replacement Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Is the insurance now being applied for intended to replace or change any insurance or annuity, in whole or part?
	If Yes, complete questions 2-7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes ☐ No

2.	Is the replacement intended to qualify as an exchange under IRC § 1035? . . . . . . . . . . . . . . . .	☐ Yes ☐ No

Existing Insurance Policy Information

3.	Carrier name:

4.	Carrier address:

Attention to (Name and Title):

No. and Street:

City & State or Country, ZIP/Postal Code:

5.	Phone number: ( ) - Extension:

6.	Email address:

7.	Existing Policy information (Complete below or attach replacement Census):

Policy Number	Insured Name	Product Type (e.g. UL, WL)	Face Amount	Modified Endowment Contract	Approximate Replacement Amount
			$	☐ Yes ☐ No	$
			$	☐ Yes ☐ No	$
			$	☐ Yes ☐ No	$

I	Secondary Addressee Designation : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Would you like to designate someone to receive copies of all policy related material?
	If Yes, provide contact information in question 2, otherwise skip to section J – Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .	☐ Yes ☐ No

2.	Contact information:

Name:

Mailing address (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

J	Additional Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Details. Indicate section letter and question number. If additional space is required, attach another sheet.

ICC16A3900	Individual Life Insurance Application Part 1A – 0616	page 3 of 5

K	Employer Certification : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

The Employer certifies that the following statements are true for all Proposed Insureds listed in the attached Census or listed on Part 1B of this Application.

A.	The Employer certifies, represents and warrants that:

i.	The Employer has lawful and substantial economic interest in the life, health and bodily safety of each Proposed Insured; and

ii.	The services of each Proposed Insured are such that the Employer expects to realize either:

•	A substantial pecuniary gain through the continued life of the Proposed Insured; or

•	A substantial pecuniary loss in the event of the Proposed Insured’s death

B.	The Employer has an insurable interest in each Proposed Insured; and

C.

Each Proposed Insured is an Exempt Employee. An Exempt Employee is an administrative, executive, or professional employee who is exempt under Title 29, Chapter 8, Section 213 of the United States Code and the regulations adopted pursuant thereto, or the equivalent state statute and regulation of the state in which the Proposed Insured resides; and

D.

Each Proposed Insured is either a director or officer of the Employer, or if the Proposed Insured is not a director or officer of the Employer, the Proposed Insured (i) participates or is eligible to participate, upon the satisfaction of age, service or similar eligibility criteria, in a plan which is an employee welfare benefit plan or an employee pension plan under which plan benefits are payable to the employee or a beneficiary designated by the insured employee, and (ii) the total amount of insurance coverage designating the Employer as beneficiary under the authority of this subsection is reasonably related to the costs of employee and/or retiree benefits already incurred in connection with such employee benefit plans plus the projected future costs of such benefits as established by the Employer; and

E.	Each Proposed Insured has executed a positive consent to be insured by the Employer at, or prior to, the time the insurance coverage is proposed to take effect; and

F.	Each Proposed Insured is currently employed by the Employer; and

G.	All Proposed Insureds are U.S. citizens. (If all Proposed Insureds are not U.S. citizens, list those individuals and indicate their VISA type as either Permanent or Temporary).

H.

Should a proposed face amount on any eligible Insured cause MassMutual to exceed our internal retention limits for a Proposed Insured, the individual will be excluded from participation for purposes of this purchase.

L	Disclosures : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

The Application. This is part of an application for life insurance. The application includes this Part 1A and its attached Census and Table of Temporary Insurance Rates, the Part 1B (which has been or which will be completed by each Proposed Insured), any Part 2 that may be required, and any amendments or supplements to either Part. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were truly recorded. Each person signing below adopts all the statements made in the application and agrees to be bound by them. This Application (Part 1A) is valid until withdrawn by the Owner by written notice to us at our Home Office. Withdrawal of this Application (Part 1A) shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

Beneficiary. Unless otherwise requested, surviving beneficiaries in any class shall take equally. If percentages or fractions are indicated and any beneficiary dies before the insured, payment shall be made proportionately to the surviving beneficiaries in that class. If no beneficiary is entitled to the payment at the time of claim, the proceeds shall be made to the Owner, if living, or the Owner’s estate.

Liability of Company. The insurance applied for will not take effect unless the first premium is paid during the lifetime of the person to be insured under the policy and the application must be approved by the insurer at its Home Office. The policy must be delivered to the Owner named in the policy and, at the time of payment and delivery, all statements made in this application related to the insurability of all persons to be insured under the policy must be complete and true as though they were made at that time.

Authority of Producers. No producer can change the terms of this application or any policy issued by the insurer. No producer can waive any of the insurer’s rights or requirements or extend the time for any payment.

Changes and Corrections. Any material change or correction of the application will be shown on an Amendment of Application attached to the policy. Acceptance of any policy issued shall be acceptance of any change or correction of the application made by the Company. However, any correction or change in the amount, classification, plan of insurance, or riders applied for in this application must be agreed to in writing.

ICC16A3900	Individual Life Insurance Application Part 1A – 0616	page 4 of 5

M	Agreements & Signatures : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Taxpayer Identification

By my signature, I, the Owner, certify under penalties of perjury that:

1. 2.	The number shown in question B5 is my correct Social Security Number/Taxpayer Identification Number; I am not subject to backup withholding;	3. 4.	I am a U.S. person (including U.S. resident alien); and The FATCA code entered in this form (if any) indicating that I am exempt from FATCA reporting is correct.

Strike out any of these statements if incorrect. Note: while we are required by the IRS to include item number 4, FATCA does not apply to a US account owned by a US person, so we have not included the ability to enter an exemption code. If you have indicated that you are not a US person, any applicable FATCA information will be captured on the Form W-8.

The Internal Revenue Service (IRS) does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signatures

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

Signature of authorized representative of Owner:
Printed name:	Date:

Title (If applicable):

City/State where application is being signed:

Signature of authorized representative of Employer (If different than Owner):
Printed name:	Date:

Title (If applicable):

Signature of Soliciting Producer:
Printed name:	Date:

ICC16A3900	Individual Life Insurance Application Part 1A – 0616	page 5 of 5

Individual Life Insurance Application Part 1B

The Insurer identified below will be referred to herein as the “Company” Massachusetts Mutual Life Insurance Company 1295 State Street, Springfield, Massachusetts 01111-0001

A	Proposed Owner Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Complete this section for the Proposed Owner, as specified in Application Part 1A.

1.	Owner name:

2.	Owner address:

No. & Street

City & State or Country, ZIP/Postal Code:

Insurance Policy Information (to be completed by Owner)

3.	Planned Initial premium for the below Proposed Insured at time of application: $

4.	Term Rider Information (If Term Rider was selected on Application Part 1A, complete the following for the below Proposed Insured. Otherwise, skip to question 5):

a. Base Selected Face Amount: $

b. Monthly Term Rider Selected Face Amount: $

5.	Total Selected Face Amount for the below Proposed Insured: $

B	Proposed Insured Information : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Complete this section for the Proposed Insured.

1. Full legal name (First, MI, Last, Suffix):

2. Gender (Select one): ☐ Male ☐ Female

3. Date of birth (mm/dd/yyyy):

4. Place of birth (Country & State/Province):

5. Social Security Number:

6. Residential address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

7. Personal phone number: ( ) - Extension:

Work phone number: ( ) - Extension:

8. Type of citizenship (Select one): ☐ Resident U.S. citizen ☐ Non-resident U.S. citizen ☐ Resident alien ☐ Non-resident alien

If U.S. citizen, skip to question 9. If alien, continue to question 8a and attach copy of visa.

a.	Country of citizenship:	c.	Visa number:

b.	Type of visa:	d.	Expiration date (mm/dd/yyyy):

9. U.S. Driver’s License information:

a. Identification number:

b. State or Country of issue:

10. Regular place of work (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

MassMutual Financial Group is a marketing name for Massachusetts Mutual Life Insurance Company (MassMutual) and its affiliated companies and sales representatives.

ICC16A3920	Individual Life Insurance Application Part 1B – 0616	page 1 of 5

C	Personal History Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Complete this section for the Proposed Insured.
1.	Annual earned income: $

2.	Financial net worth: $
3.	List the Proposed Insured’s title(s) and job description(s) with the Employer in the table below.

Title	Job Description	Member of Board of Directors?	Annual Director Fee (If applicable)
		☐ Yes ☐ No	$
		☐ Yes ☐ No	$

4.	Has the Proposed Insured been actively at work on a full-time basis beginning with and during the 90 days prior to the date of signing this Application Part 1B? If No, explain in section F – Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes	☐ No

“Actively at work” means working full time at a rate of at least 30 hours per week with no hospitalization and no absence due to illness or accident of more than 5 consecutive business days or a cumulative total of 7 days.

5.

Is the Proposed Insured actively at work for another employer? If Yes, complete the table below. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..

		☐ Yes	☐ No

Occupation/Title	Job Description	Other Employer Name

6.	Is the Proposed Insured currently receiving or applying to receive disability compensation? If Yes, explain in section F – Additional Information. . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .	☐ Yes	☐ No
7.

In the last year, has the Proposed Insured had a physical exam, check-up or evaluation by a health professional? If Yes, provide diagnosis or findings in section F – Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . .

		☐ Yes	☐ No
8.

Within the last 12 months, has the Proposed Insured used tobacco or nicotine containing products (e.g. cigarettes, pipes, cigars, snuff, chewing tobacco, electronic cigarettes, or nicotine delivery device such as gum or the patch)? If Yes, complete the table below. . . . . .

		☐ Yes	☐ No

Tobacco Product Type (e.g. cigarettes, cigars, snuff)	Frequency of Use (e.g. twice daily, once per month)	Date Last Used

D	Other Coverage : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :
1.	List all life insurance on the Proposed Insured including currently applied for or now in force, and indicate whether the coverage is personal or employer-owned. If none, check here: ☐

Insurance Carrier Name	Face Amount & Net Amount at Risk	Year of Issue	Coverage Type (Select one)	Policy Status (Select one)
	FA $ NAR $		☐ Personal ☐ Employer-owned	☐ Pending ☐ In force
	FA $ NAR $		☐ Personal ☐ Employer-owned	☐ Pending ☐ In force
	FA $ NAR $		☐ Personal ☐ Employer-owned	☐ Pending ☐ In force

ICC16A3920	Individual Life Insurance Application Part 1B – 0616	page 2 of 5

E	Underwriting Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

For Simplified Underwriting, complete questions 1-4. For Full Underwriting, complete questions 5-10. For any questions answered Yes, provide a detailed explanation in section F – Additional Information.

Simplified Underwriting

1.	Has the Proposed Insured been diagnosed by a member of the medical profession with, or tested positive for, Human Immunodeficiency Virus (AIDS Virus) infection or Human Immunodeficiency Acquired Immune Deficiency Syndrome (AIDS)?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes ☐ No
2.

Has the Proposed Insured ever consulted with, been treated by, or diagnosed by, a member of the medical profession for any of the following: cancer, diabetes, tumor, stroke, high blood pressure, psychiatric or mental disorder alcohol or drug abuse or a disorder or disease of the heart or cardiovascular system, lung, kidney, liver, brain or nervous system? . . . . . . . . . . . . . . . . . . . . . . . . .

☐ Yes ☐ No
3.

Has the Proposed Insured applied for life insurance and been declined, rated, restricted or postponed in the last 10 years? If Yes, provide company name, policy number and amount in section F – Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

☐ Yes ☐ No
4.

Does the Proposed Insured anticipate any foreign travel in the next 2 years? If Yes, complete Foreign Travel Supplement (F6290). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

☐ Yes ☐ No

Full Underwriting

For questions 5-10, for any questions answered Yes, provide a detailed explanation in section F – Additional Information.

5.	Does the Proposed Insured anticipate any foreign travel in the next 2 years? If Yes, complete Foreign Travel Supplement (F6290). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..	☐ Yes ☐ No
6.

Within the last 3 years has the Proposed Insured been, or does the Proposed Insured now expect to become, a pilot, student pilot, or crew member of any type of aircraft; or does the Proposed Insured expect to become a pilot within the next 2 years? If Yes, complete Aviation Supplement (A3310).

☐ Yes ☐ No
7.

Does the Proposed Insured take part in, or does the Proposed Insured now expect to take part in, underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, ultralight, soaring, ballooning, rock or mountain climbing, bungee jumping, helicopter skiing, or organized racing by automobile, motorcycle, motorboat, or snowmobile in the last 3 years or intend to be in the next 2 years? If Yes, complete Avocation Supplement (A3320). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

☐ Yes ☐ No
8.	Within the last 5 years has the Proposed Insured been convicted of operating a motor vehicle while under the influence of alcohol or other drugs? . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes ☐ No
9.

Within the last 3 years, has the Proposed Insured been in a motor vehicle accident in which they were found to be at fault, convicted of a moving violation, or received a driver’s license restriction or revocation? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..

☐ Yes ☐ No
10.

Has the Proposed Insured been convicted of a felony, or is he/she currently on parole or probation? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

☐ Yes ☐ No
11.	Physician information:

a. Current primary physician name:
b. Phone number: ( ) -
c. Business address (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

d. Date last seen and reason:

ICC16A3920	Individual Life Insurance Application Part 1B – 0616	page 3 of 5

F	Additional Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Details. Indicate section letter and question number. If additional space is required, attach another sheet.

G	Consent to be Insured : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

The Proposed Insured must check the appropriate box below. If Yes, enter the maximum face amount in the provided field.

☐	Yes, I consent to the Employer (or a Trust established by the Employer) purchasing a life insurance policy on my life. I agree and understand that:

•

The Employer/Trust will pay all of the premiums, have all the rights of ownership, and be the sole beneficiary of the policy. I agree that my administrators, estate, heirs and assigns have no rights to any policy proceeds; and

•	The Employer/Trust or their successors will continue to be the Owner and Beneficiary of the policy after the end of my employment with the employer or its successors; and

•	The maximum face amount of the life insurance policy(ies) on my life issued by MassMutual under this consent will not exceed $ at the time of issue.

☐	No, I do not consent to the Employer (or a Trust established by the Employer) purchasing a life insurance policy on my life.

ICC16A3920	Individual Life Insurance Application Part 1B – 0616	page 4 of 5

H	Agreements & Signatures : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Each person signing below agrees to the following:

The Application. This is Part 1 of an application for life insurance. The application includes Part 1A, this Part 1B (which has been or which will be completed by the Proposed Insured), any Part 2 that may be required and any amendments and supplements to either Part. To the best of the knowledge and belief of each person(s) signing below, all statements in this application are complete and true and were truly recorded. Each person signing below adopts all statements made in this application and agrees to be bound by them. The Application is valid until withdrawn by the Owner by written notice to us at our Home Office.

Withdrawal of this Application shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

Liability of Company. The insurance applied for will not take effect unless the first premium is paid during the lifetime of the person to be insured under the policy and the application must be approved by the Company at its Home Office. The policy must be delivered to the Owner named in the policy and, at the time of payment and delivery, all statements made in this application related to the insurability of all persons to be insured under the policy must be complete and true as though they were made at that time.

Authority of Producers. No producer can change the terms of this application or any policy issued by the insurer. No producer can waive any of the insurer’s rights or requirements, or extend the time for any payment.

Changes and corrections. Any material change or correction of the application will be shown on an Amendment of Application attached to the policy. Acceptance of any policy issued shall be acceptance of any change or correction of the application made by the Company. However, any correction or change in the amount, classification, plan of insurance, or riders applied for in this application must be agreed to in writing.

Acknowledgment of Receipt of the Company Notices and Disclosures. In connection with this Application, the Company’s notices about MIB Group, Inc. (formerly known as the Medical Information Bureau),

the Fair Credit Reporting Act and the Company’s privacy practices have been provided to and received by the Proposed Insured.

Authorization to Obtain and Disclose Information. I authorize the Company to review this Application and the information contained therein and to collect and review such other information as it deems necessary, including such medical and non-medical information as the Company may request. I hereby authorize certain parties that have records or knowledge of me and/or my health to make such information available to the Company, its reinsurers, its affiliated insurance companies, its agents, employees, and representatives. These parties shall include any licensed physician, medical practitioner, hospital, clinic, or other medical or medically-related facility, the MIB, pharmacy data search companies, Department of Motor Vehicles, credit agency, current or former employer, insurance company, and other organizations having information relevant to the issuance or administration of this policy. I further authorize the Company to obtain and conduct a personal history information interview and/or a written inspection in connection with this Application and authorize the Company to obtain an investigative report regarding information about my character, general reputation, personal characteristics and mode of living. I understand that any and all such information obtained by the Company through such interviews, inspections, or reports may be made available to the Company’s agents, employees and representatives for determining eligibility for insurance, reinsurance, reinstatement requests, or changes in benefits. I further understand that I may obtain information about the nature and scope of that investigative report from the Company. I also authorize the Company, or its reinsurers, to disclose personal health information about me to the MIB in the form of a brief coded report for participation in MIB’s fraud prevention and detection programs. This authorization shall be valid for 24 months from the date of my signature on this Application which complies with the time limit, if any, permitted by applicable law in the state where a policy would be delivered or issued for delivery. All documents and information submitted to, or acquired by, the Company become property of the Company. A photocopy facsimile or electronic copy of this authorization may be relied upon as if it were an original.

Signatures
ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

Signature of Proposed Insured:
Printed name:	Date:

Signature of authorized representative of Owner:
Printed name:	Date:

Title (If applicable):

City/State where application is being signed:

Signature of Soliciting Producer:
Printed name:	Date:

ICC16A3920	Individual Life Insurance Application Part 1B – 0616	page 5 of 5